Exhibit 1
Agreement of Joint Filing
     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: February 12, 2009

Camden Partners Strategic Fund III, L.P.

By:	Camden Partners Strategic III, LLC, its general partner

/s/ Donald W. Hughes

Name:	Donald W. Hughes
Title:	Managing Member

Camden Partners Strategic Fund III-A, L.P.

By:	Camden Partners Strategic III, LLC, its general partner

/s/ Donald W. Hughes

Name:	Donald W. Hughes
Title:	Managing Member

Camden Partners Strategic III, LLC

By:	Camden Partners Strategic Manager, LLC, its sole manager

/s/ Donald W. Hughes

Name:	Donald W. Hughes
Title:	Managing Member

Camden Partners Strategic Manager, LLC

/s/ Donald W. Hughes

Name:	Donald W. Hughes
Title:	Managing Member

Richard M. Berkeley

/s/ Donald W. Hughes, Attorney-in-Fact

Donald W. Hughes

/s/ Donald W. Hughes

Richard M. Johnston

/s/ Donald W. Hughes, Attorney-in-Fact

David L. Warnock

/s/ Donald W. Hughes, Attorney-in-Fact